Exhibit 99.1

Fortress Biotech Appoints Lucy Lu, M.D., to its Board of Directors

Miami, FL – December 19, 2022 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress”), an innovative biopharmaceutical company focused on efficiently acquiring, developing and commercializing or monetizing promising therapeutic products and product candidates, today announced that Lucy Lu, M.D., has been appointed to its Board of Directors. Dr. Lu is an accomplished executive with over 20 years of experience in a wide range of financial and drug development matters in the biotech and healthcare sectors as an investment banker, equity research analyst and executive at several biotech companies.

Lindsay A. Rosenwald, M.D., Fortress’ Chairman and Chief Executive Officer, said, “We are delighted to welcome Lucy back to Fortress in a new capacity, as a member of our Board of Directors. Prior to her current role at Innovative Cellular Therapeutics, Lucy was CEO of Avenue Therapeutics, Inc. (“Avenue”) from its inception until March of 2022, and before that, she was CFO of Fortress for five years. Lucy is well-versed in the Fortress business model and well equipped to immediately add strategic value at the Board level. She has many years of drug development and financial expertise that we plan to leverage, as our business development team continues to pursue new drug and drug candidate opportunities across the globe, and we continue to advance our eight marketed pharmaceutical products and 20 clinical-stage product candidates through clinical development.”

Since April of 2022, Dr. Lu has served as Chief Operating Officer of Innovative Cellular Therapeutics, a clinical-stage biotechnology company focused on the development of cellular immunotherapies for the treatment of solid tumors. Additionally, she is currently a member of the Board of Directors of Inventiva, a clinical-stage biopharmaceutical company focused on the development of oral small molecule therapies and is also a member of the Board of Directors and Audit Committee Chair of Veru Inc. Previously, Dr. Lu was President and Chief Executive Officer of Avenue, where she co-invented the foundational U.S. patents for intravenous tramadol, led its Nasdaq initial public offering and directed the clinical development program including two successful Phase 3 studies. From February 2012 to June 2017, she was Executive Vice President and Chief Financial Officer of Fortress Biotech, Inc. Prior to working in the biotech industry, Dr. Lu spent a decade in healthcare equity research and investment banking. From February 2007 through January 2012, she was a senior biotechnology equity analyst with Citigroup Investment Research. Dr. Lu holds an M.D. from the New York University School of Medicine and an M.B.A. from the NYU Stern School of Business. She obtained a B.A. from the University of Tennessee’s College of Arts and Science.

Dr. Lu added, “I am very pleased to work again with Fortress’ board members and management team to continue to advance the company’s goal of building long-term shareholder value through strategy and scalability. I believe Fortress can achieve many of its upcoming milestones by using its novel business model where shareholder value is generated through asset monetizations, equity holdings/appreciation, and equity dividend and royalty revenues from its partners and subsidiaries. I look forward to utilizing my biopharma and financial experience to add value in the coming months and years.”

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company focused on acquiring, developing and commercializing high-potential marketed and development-stage drugs and drug candidates.

The company has eight marketed prescription pharmaceutical products and over 30 programs in development at Fortress, at its majority-owned and majority-controlled partners and subsidiaries and at partners and subsidiaries it founded and in which it holds significant minority ownership positions. Such product candidates span six large-market areas, including oncology, rare diseases and gene therapy, which allow it to create value for shareholders. Fortress advances its diversified pipeline through a streamlined operating structure that fosters efficient drug development. The Fortress model is driven by a world-class business development team that is focused on leveraging its significant biopharmaceutical industry expertise to further expand the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including AstraZeneca plc, City of Hope, Fred Hutchinson Cancer Center, St. Jude Children’s Research Hospital, Nationwide Children’s Hospital and Sentynl Therapeutics, Inc. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Fortress individually or together with one or more partner companies, as dictated by context. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs, ability to generate shareholder value, ability of our products to receive necessary approvals, including FDA, ability of our products and therapies to help treat patients and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials, including disruptions that may result from hostilities in Europe; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; our compliance with applicable Nasdaq listing standards; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com